UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2017

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure

On December 19, 2017, Aspen Insurance Holdings Limited (“Aspen” or the “Company”) issued a press release, attached hereto as Exhibit 99.1, announcing a strategic partnership with CGB Diversified Services, Inc. (“CGB DS”). Under the terms of the partnership, Aspen has acquired a 23.2% stake in a newly formed company, Crop Re Services LLC (“Crop Re”), which is responsible for directing the placement of reinsurance on behalf of CGB DS. The remaining 76.8% of Crop Re is owned by CGB DS. In exchange for its stake in Crop Re, Aspen has sold AG Logic Holdings, LLC (“AgriLogic”), its U.S. crop insurance business, to CGB DS for $68.4 million. Aspen will receive rights to provide quota share reinsurance capacity, in proportion to its shareholding of Crop Re, on the combined crop insurance portfolios of AgriLogic and CGB DS.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d) Unless otherwise specified above, the following exhibit is furnished as part of this report:

99.1 Press Release of the Registrant, dated December 19, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: December 19, 2017	By:	/s/ Scott Kirk
	Name:	Scott Kirk
	Title:	Chief Financial Officer